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EXHIBIT II

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)


                                                       Three Months Ended June 30,      Six Months Ended June 30,
                                                       ---------------------------     ---------------------------
                                                          1999            1998            1999            1998
                                                       ----------      -----------     -----------     -----------
BASIC NET INCOME (LOSS) PER COMMON SHARE
Net income (loss)                                      $  392,159      $   349,539     $  (192,995)    $   391,671
                                                       ==========      ===========     ===========     ===========
Weighted average common shares outstanding              6,784,810        6,769,425       6,778,229       6,769,425
                                                       ==========      ===========     ===========     ===========
Basic net income (loss) per common share               $     0.06      $      0.05     $     (0.03)    $      0.06
                                                       ==========      ===========     ===========     ===========


DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net income (loss)                                      $  392,159      $   349,539     $  (192,995)    $   391,671
                                                       ==========      ===========     ===========     ===========
Weighted average common shares outstanding              6,784,810        6,769,425       6,778,229       6,769,425
Options and warrants assumed to be common stock
        equivalents using treasury stock method           356,398            1,780               0           2,434
                                                       ----------      -----------     -----------     -----------

Weighted average common shares outstanding, as
        adjusted                                        7,141,208        6,771,205       6,778,229       6,771,859
                                                       ==========      ===========     ===========     ===========
Diluted net income (loss) per common share             $     0.05      $      0.05     $     (0.03)    $      0.06
                                                       ==========      ===========     ===========     ===========


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